Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We have issued our report dated March 31, 2008, accompanying the consolidated financial statements of GeoLogic Solutions, Inc. included in Amendment No. 1 to the Current Report on Form 8-K of XATA Corporation. We hereby consent to the incorporation by reference of said report in the Registration Statements of XATA Corporation on Forms S-8 (File Nos. 333-140741, 333-113025, 333-85584, 333-59214, 333-28337, 333-03670, 33-94006, 33-89222, 33-74148 and 333-132247) and Forms S-3 and amendments (File Nos. 333-145279, 333-113016, 333-111797, 333-111798, 333-82905 and 333-132246).
/s/ Grant Thornton, LLP
Minneapolis, Minnesota
April 9, 2008